UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Post-Effective Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMVISION THERAPEUTICS INC.
(Name of small business issuer in its charter)

NEVADA	2834	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Feodor-Lynen Strasse 5, Hanover, Germany
Tel: 011 49 511 53 88 96-76
Fax: 011 49 511 53 88 96-66
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Dr. Martin Steiner, President
Feodor-Lynen Strasse 5, Hanover, Germany
Tel: 011 49 511 53 88 96-76
Fax: 011 49 511 53 88 96-66
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael H. Taylor, Esq., Lang Michener LLP
Suite 2500, 181 Bay Street
Toronto, Ontario M5J 2T7
Tel: 604-691-7410
Fax: 604-893-2669

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

EXPLANATORY STATEMENT

ImVisioN Therapeutics Inc. (the “Company”) is filing this Post-Effective Amendment No. 2 to Form SB-2 Registration Statement (the “Post-Effective Amendment”) to withdraw and remove from registration the unissued and unsold securities previously registered by the Company pursuant to its Registration Statement on Form SB-2 originally declared effective by the Securities and Exchange Commission (“SEC”) on December 12, 2006 (Registration No. 333-137043) and as amended by a post-effective Amendment No. 1 to Form SB-2 filed with SEC on February 13, 2007 and by a post-effective Amendment No. 2 to Form SB-2 filed with SEC on April 11, 2007 (the “Registration Statement”). The Registration Statement, as amended, registered the offering by the Company of 10,000,000 shares of the Company’s common stock (the “Company Offering”) and the offering by the shareholders of the Company named in the Registration Statement of 8,000,000 shares of the Company’s common stock (the “Shareholder Offering”). No sales of any of the shares registered by the Registration Statement were sold in either the Company Offering or the Shareholder Offering.

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment to deregister all of the securities registered under the Registration Statement. The Company also confirms that no shares were sold pursuant to the Registration Statement in either the Company Offering or the Shareholder Offering. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Munich, Germany on October 5, 2007.

IMVISION THERAPEUTICS INC.

By:     /s/ Martin Steiner
          ___________________
          Martin Steiner
          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President, Chief Executive Officer, Chief
/s/ Martin Steiner	Financial Officer, Principal Accounting and
	Director	October 5, 2007
Martin Steiner

/s/ Horst Rose
	Chief Operating Officer and Director	October 5, 2007
Horst Rose